                                                                    Exhibit 7(g)


                                AMENDMENT No. 4

                                     to the

                         REINSURANCE AGREEMENT NO. 2727
                           EFFECTIVE JANUARY 1, 1999

                                    between

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                       of

                              Berwyn, Pennsylvania

                                      and

                        ERC LIFE REINSURANCE CORPORATION

                                       of

                            Jefferson City, Missouri


The attached Exhibit A - Amended, reflecting revisions to the quota-share reinsured, retention and binding limits, hereby replaces Exhibits A.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 1, 2001.



PROVIDENT MUTUAL LIFE                     ERC LIFE REINSURANCE
INSURANCE COMPANY                         CORPORATION


Approved By: /s/ Scott V. Carney          Approved By: /s/ Elizabeth B Reinhard
            ----------------------                    -------------------------

Title: Vice President & Actuary           Title:  AVP
      ----------------------------              -------------------------------

Date:  12-13-2001                         Date:   12/10/01
     -----------------------------             --------------------------------




                                       1                                12/10/01

                              EXHIBIT A - AMENDED
                 (EFFECTIVE OCTOBER 1, 2001 - AMENDMENT NO. 4)

                              REINSURANCE COVERAGE


I.   REINSURANCE COVERAGE

     This Agreement will cover a 25% first dollar quota-share of

          Life Benefits;

          Disability Waiver Benefits issued with Life Benefits;

          Other Supplementary Benefits or Riders issued with Life Benefits and specifically listed below;

     on the following policy forms:


     PLANS
          Options Premier
          Whole Life 2
          Portfolio 2
          Special Term
          Provflex Universal Life
          Face Amount Increases

     RIDERS
               Additional Insurance Benefit
               Other Insured Term
               Waiver of Premium
               Waiver of Monthly Deductions
               Change of Insured
               Guaranteed Purchase Option
               Long Term Care Acceleration Benefit
               Long Term Care Waiver
               Accelerated Death Benefit

     Reinsurance coverage will provide neither loan nor cash surrender values.




                                       2                                12/10/01

                 (EFFECTIVE OCTOBER 1, 2001 - AMENDMENT NO. 4)

II.  RETENTION LIMITS OF CEDING COMPANY

     A. LIFE

     For policies with face amounts up to $100,000 you will retain 100% of the risk up to the retention limits. For policies with face amounts $100,001 and over you will retain 20% of the risk up to the retention limits shown below.


                                        Special Classes A-G      Special Classes H-K
     Age at Issue        Standard       Flat Extras $0-10.00     Flat Extras $10.01+
     ------------        --------       --------------------     -------------------
       0-31 days         $25,000             None                      None
     32 days-2 years     750,000          $500,000                   $375,000
          3-65         1,250,000           875,000                    625,000
         66-70         1,000,000           750,000                    500,000
         71-75           500,000           375,000                    250,000
         76-80           250,000             None                      None
         81-85           125,000             None                      None
          86+              None              None                      None


     The above limits may be exceeded by as much as $25,000 in order to avoid reinsurance.

     B.   DISABILITY WAIVER

          Same as Life; not to exceed face amounts of $5,000,000

     C.   ACCIDENTAL DEATH BENEFITS

          Not reinsured under this Agreement

III. AUTOMATIC ACCEPTANCE LIMITS

     A.   LIFE

          We will accept automatically the lesser of 4 times your retention or $5,000,000 per insured life. However, the maximum amount of reinsurance per life that we will accept under all automatic reinsurance agreements written between our two companies will not exceed the largest individual acceptance limit shown in the agreements. For the purposes of this Agreement, the maximum binding in all reinsurers is $20,000,000.

          The binding limits are exclusive of your retention.



                                       3                                12/10/01

                 (EFFECTIVE OCTOBER 1, 2001 - AMENDMENT NO. 4)


     B. DISABILITY WAIVER

        We will participate in Disability Waiver Benefits to a maximum $5,000,000 of Benefit face amount per insured life.

IV.  EXCLUSIONS TO AUTOMATIC REINSURANCE COVERAGE

     Automatic reinsurance coverage will not be available in the following situations:

     1. The policy has been submitted on a facultative, facultative obligatory or initial inquiry basis to us or to any other reinsurer;

     2. The risk is categorized as a "Jumbo Risk", where your underwriting papers indicate that the total life insurance in force and applied for on the insured's life exceeds $50,000,000.

     3.   The policy is part of any special program that you offer, including:

          a) experimental or limited retention programs, including but not limited to cancer, diabetes, aviation or coronary risks;

          b) external replacement and/or conversion programs other than contractual conversions or exchanges of the original policy.

     4. You have retained an amount less than your usual retention limits for the age and table rating of the insured.

     5. The policy is a result of a conversion from group insurance, unless we agree otherwise.









                                       4                                12/10/01